Exhibit 16.1

Advisory

May 19, 2025

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re: Global AI, Inc.

Dear Sir/Madam

We have read the statements under item 4.01 of the Form 8-K to be filed with the Securities and Exchange Commission and we concur with such statements made regarding our firm.

Very truly yours,

Hudgens CPA, PLLC

Houston, Texas

1220 Blalock Rd, STE 300

Houston, Texas 77055

713-429-0724